EXHIBIT 1.1
EXECUTION COPY
15,812,500
Common Units
REGENCY ENERGY PARTNERS LP
UNDERWRITING AGREEMENT
January 30, 2006

UNDERWRITING AGREEMENT
January 30, 2006
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
and
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 13,750,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 2,062,500 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is defined below.
     The Partnership hereby acknowledges that in connection with the proposed offering of the Units, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 620,000 Firm Units, or approximately 5% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the officers, directors, employees and consultants of GP LLC (as defined below) and other persons having a relationship with the Partnership as designated by the Partnership, (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities that the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those designated to participate in the Directed Unit Program may decline to do so.
     Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. At the time of purchase, the

Partnership will be the sole limited partner of Regency Gas Services LP, a Delaware limited partnership, and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which will serve as the general partner of Regency Gas Services LP. Each of Regency Waha, LP, a Delaware limited partnership, Regency Intrastate Gas LLC, a Delaware limited liability company, Regency Midcon Gas LLC, a Delaware limited liability company, Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Gas Gathering and Processing LLC, a Delaware limited liability company, Gulf States Transmission Corporation, a Louisiana corporation, Regency Waha GP, LLC, a Delaware limited liability company, Regency NGL GP, LLC, a Delaware limited liability company, Regency Gas Marketing GP, LLC, a Delaware limited liability company, Regency NGL Marking LP, a Delaware limited partnership, Regency Gas Marketing LP, a Delaware limited partnership, and Regency Gas Services Waha, LP, a Delaware limited partnership, is sometimes referred to herein, individually as a “Subsidiary” and collectively, as the “Subsidiaries.” References herein to the “Operating Partnership” shall mean Regency Gas Services LLC, a Delaware limited liability company, prior to the Conversion (as defined below) and shall mean Regency Gas Services LP, a Delaware limited partnership, following the Conversion. References herein to “Acquisition” shall mean Regency Acquisition LLC (“Acquisition LLC”), a Delaware limited liability company, prior to the Acquisition Conversion (as defined below) and shall mean Regency Acquisition, L.P. (“Acquisition LP”), a Delaware limited partnership, following the Acquisition Conversion. Acquisition is the sole member of GP LLC.
     The Partnership, the General Partner, GP LLC, the Operating Partnership, Operating Partnership GP and Acquisition are sometimes referred to herein collectively as the “Regency Parties.” The Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.”
     It is understood and agreed by all parties that, on or prior to the time of purchase (as defined below), the following transactions will occur:
1.	Acquisition LLC shall have formed GP LLC.

2.	GP LLC and Acquisition LLC shall have formed the General Partner.

3.	The General Partner and Acquisition LLC shall have formed the Partnership.

4.	Acquisition LLC shall have formed the Operating Partnership GP.

5.	Acquisition LLC shall have converted to Acquisition LP (the “Acquisition Conversion”).

6.	Acquisition LP shall have conveyed a 0.001% interest in Regency Gas Services LLC to the Operating Partnership GP.

7.	Regency Gas Services LLC shall have converted to the Operating Partnership (the “Conversion”) and designated the Operating Partnership GP as the general partner of the Operating Partnership and Acquisition as the limited partner of the Operating Partnership.

8.	All direct and indirect subsidiaries of the Operating Partnership shall have distributed their working capital assets (cash and accounts receivable) (the “Working Capital”) to the Operating Partnership and the Operating Partnership shall have distributed the Working Capital to Acquisition.

9.	Acquisition shall have conveyed a part of its limited partner interest in the Operating Partnership to the General Partner (the “General Partner Interest”).

10.	The General Partner shall have conveyed the General Partner Interest to the Partnership.

11.	Acquisition shall have conveyed the interest in the Operating Partnership GP and the rest of its limited partner interest in the Operating Partnership to the Partnership.

12.	The Operating Partnership shall have distributed a 0.001% interest in Regency Waha LP, LLC to the Operating Partnership GP.

13.	Regency Waha LP, LLC shall have converted to Regency Waha, LP and designated the Operating Partnership GP as the general partner and the Operating Partnership as the limited partner.
     The transactions set forth above will have occurred at or prior to the time of purchase (such transactions are collectively referred to as the “Transactions”). In connection with the Transactions, the parties to the Transactions entered into various transfer agreements, assignments, conveyances, contribution agreements and related documents (collectively, the “Contribution Documents”). The documents entered into to effect the Transactions, including but not limited to the Contribution Documents, are collectively referred to herein as the “Transaction Documents”).
     The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-128332) under the Act, including a prospectus relating to the Units.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including: (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed pursuant to Rule 462(b) under the Act. The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.
     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto “and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”)”.
     “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Partnership has prepared and filed, in accordance with Section 12 of the “Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”),” a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 000-51757) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.
     This underwriting agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $18.7875 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Partnership hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. This option may be exercised by UBS Securities LLC (“UBS”) and Lehman Brothers Inc. (“Lehman”) on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units, subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer, against electronic delivery of the certificates for the Firm Units in book entry form to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., Dallas, Texas time, on February 3, 2006 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P., Trammell Crow Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 9:00 A.M., Dallas, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

     3. Representations and Warranties of the Regency Parties. Each of the Regency Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are threatened by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.
     (b) Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus.
     (c) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated January 20, 2006, is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Road Show.
     (d) Formation of the Regency Parties. Each of the Regency Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus.
     (e) Qualification of the Regency Parties. Each of the Regency Parties is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) Ownership of the General Partner Interest in the Partnership. At the time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the time of purchase, if applicable, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security, interests, equities, charges or claims except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, the Preliminary Prospectuses and the Prospectus.
     (g) Ownership of the Sponsor Units. Immediately prior to the purchase by the Underwriters of any Units pursuant to this Agreement, after giving effect to the Transactions, there will be 5,353,896 Common Units and 19,103,896 Subordinated Units outstanding (all such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”), of which Acquisition will own 4,714,004 Common Units and 16,820,617 Subordinated Units and the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement). All of the Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited

Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus under the captions “The Partnership Agreement—Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business.” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them”) and the Sponsor Units owned by Acquisition, and the Incentive Distribution Rights owned by the General Partner, will be owned free and clear of all liens, encumbrances (except with respect to the restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Prospectus), security interests, equities, charges or claims.
     (h) Valid Issuance of the Units. At the time of purchase, the Units to be sold by the Partnership and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “The Partnership Agreement—Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business.” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them”); and other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase.
     (i) Ownership of the Operating Partnership, Operating Partnership GP and the Subsidiaries. At the time of purchase, after giving effect to the Transactions, the Partnership will, directly or indirectly, own 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in the Operating Partnership, the Operating Partnership GP and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Amended Credit Agreement. At the time of purchase, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respecting organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). At the time of purchase, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.

     (j) Ownership of the General Partner. At the time of purchase, after giving effect to the Transactions, GP LLC will own 100% of the outstanding general partner interests in the General Partner and Acquisition will own 100% of the outstanding limited partner interests in the General Partner; all of such interests will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended and restated at or prior to the time of purchase, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and GP LLC and Acquisition will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the Amended Credit Agreement.
     (k) Ownership of GP LLC. At the time of purchase, after giving effect to the Transactions, Acquisition will own 100% of the outstanding limited liability company interests in GP LLC; all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended and restated at or prior to the time of purchase, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Acquisition will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the Amended Credit Agreement.
     (l) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (m) Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Preliminary Prospectuses and the Prospectus, and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. At the time of purchase, all partnership, limited liability company and corporate action, as the case may be, required to be taken by the Regency Parties or any of their partners, members or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operating Agreements (as defined below) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

     (n) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, and the Sponsor Units and Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.
     (o) Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Regency Parties.
     (p) Enforceability of Other Agreements. At or before the time of purchase, and assuming the due authorization, execution and delivery by each party thereto (other than the Regency Parties:
     (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Acquisition and will be enforceable against the General Partner and the Acquisition in accordance with its terms;
     (ii) the General Partner LP Agreement will be duly authorized, executed and delivered by Acquisition and GP LLC and will be a valid and legally binding agreement of Acquisition and GP LLC enforceable against each of Acquisition and GP LLC in accordance with its terms;
     (iii) the GP LLC Agreement will be duly authorized, executed and delivered by Acquisition and will be a valid and legally binding agreement of Acquisition enforceable against Acquisition in accordance with its terms;
     (iv) the limited partnership agreement, limited liability company agreement or articles of incorporation, as applicable, of each of the Operating Subsidiaries (together with the Partnership Agreement, the GP LP Agreement and the GP LLC Agreement, the “Regency Parties Operative Agreements”) will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;
     (v) the Amended Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and the Guarantors named therein and will be a valid and legally binding agreement of the Partnership and the Guarantors named therein, enforceable against the each of them in accordance with its terms; and
     (vi) the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 4(q), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Regency Parties Operative Agreements, the Amended Credit Agreement, the Omnibus Agreement between Acquisition and the Partnership and the Transaction Documents are herein referred to as the “Operative Agreements.”
     (q) Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership good title to all of the outstanding member interests in the Operating Partnership (prior to the Conversion). Upon execution and delivery of the Contribution Documents by Acquisition and the Partnership, the Partnership will succeed, indirectly through the Operating Subsidiaries, in all material respects to the business, assets, properties, liabilities and operations as reflected in the pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Contribution Documents.
     (r) No Default or Conflicts. No Partnership Entity is (A) in violation of its respective formation, governing or other organizational documents, or (B) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus and for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Regency Parties, the issuance and sale of the Units and the consummation of the transactions contemplated hereby will not (I) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Partnership Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus or (II) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect.
     (s) No Consents. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement or the Operative Agreements by the Regency Parties or (ii) issuance and sale of the Units or the consummation by the Regency Parties of the Transactions other than registration of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of the NASD.
     (t) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities, other than as provided in the Partnership Agreement or the right of any person to act as an underwriter or as a financial advisor to any of the Regency Parties in connection with the offer and sale of the Units.
     (u) Permits. Each of the Partnership Entities has, or at the time of purchase will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Preliminary Prospectuses and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectuses and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (w) Litigation. Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby (including the Transactions).
     (x) Independent Public Accountants. Deloitte & Touche LLP, whose report on the consolidated financial statements of the Partnership and the General Partner is filed with the Commission as part of the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent public accountants as required by the Act and by the rules of the Public Company Oversight Board.
     (y) Financial Statements. The audited financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus, together with the related notes, present fairly the financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations and cash flows of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; any pro forma financial statements included in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements are, in the judgment of the management of GP LLC, reasonable, the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement, any Preliminary Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and the General Partner; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus that are not included as required.
     (z) No Material Adverse Change. Except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectus, in each case excluding amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole, (ii) any transaction that is material to the Partnership Entities taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entities, that is material to the Partnership Entities taken as a whole, (iv) any material change in the capitalization, or material increase in the long-term debt, of the Partnership Entities or (v) any material adverse change in or affecting the general affairs, condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities taken as a whole. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.
     (aa) Lock-Up Agreement. The Partnership has obtained, or will obtain prior to the time of purchase, for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of GP LLC’s directors and officers, the Directed Unit Participants who purchase in excess of $100,000 worth of Common Units in the Directed Unit Program and each holder of the Sponsor Units or any security convertible into or exercisable or exchangeable for Common Units, or any warrant or other right to purchase Common Units or any such security.
     (bb) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now and, after giving effect to the offering and sale of the Units, will not be (i) an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (cc) Title to Properties. Following consummation of the Transactions and at the time of purchase, each Operating Subsidiary will have good and marketable title to all real property (excluding easements or rights-of-way) described in the Registration Statement, the Preliminary Prospectuses and the Prospectus as being owned by each of them, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectuses and the Prospectus, (ii) that arise under or are expressly permitted by the Amended Credit Agreement, (iii) liens or security interests securing indebtedness expressly assumed by the Operating Subsidiaries pursuant to the Transaction Documents or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus. All the real property described in the Registration Statement, any Preliminary Prospectus and the Prospectus as being held under lease by any Regency Party is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.
     (dd) Rights of Way. Following consummation of the Transactions and at the time of purchase, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectuses and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectuses and the Prospectus, each of the Partnership Entities has, or at the time of purchase following consummation of the Transactions will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ee) Intellectual Property. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”).
     (ff) Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership Entities taken as a whole, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against any of the

Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no, nor as there been in the past, any violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the any of the Partnership Entities.
     (gg) Environmental Compliance. Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, each of the Partnership Entities and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of any Partnership Entity, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (hh) Environmental Compliance Review. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the

Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (ii) Tax Returns. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.
     (jj) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.
     (kk) Contracts and Agreements. Except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.
     (ll) Books and Records. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (mm) Sarbanes-Oxley Act. The Partnership has taken all necessary actions to ensure that, upon, and at all times after, the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.
     (nn) Loans to Directors and Officers. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit,

arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.
     (oo) Statistical Data. Any statistical and market-related data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (pp) Payment or Receipt of Funds. None of the Partnership Entities nor, to the knowledge of any Partnership Entity, any director, officer, employee or agent of any Partnership Entity has made any payment of funds of any Partnership Entity or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.
     (qq) Stabilization or Manipulation. No Regency Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (rr) NASD Affiliations. To the Partnership’s knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner’s officers or directors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement, the Preliminary Prospectuses and the Prospectus.
     (ss) Nasdaq Listing. The Units have been approved for quotation on The Nasdaq National Market (“Nasdaq”), subject only to official notice of issuance.
     (tt) No Unlawful Influence. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (i) a customer or supplier of the Partnership or any of the Operating Subsidiaries to alter the customer’s or supplier’s level or type of business with the Partnership or any of the Operating Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or any of the Operating Subsidiaries or any of their respective products or services.
     In addition, any certificate signed by any officer of the Regency Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Regency Parties, as the case may be, as to matters covered thereby, to each Underwriter.

     4. Certain Covenants of the Regency Parties. The Regency Parties, jointly and severally, agree with the several Underwriters that:
     (a) The Partnership will furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) The Partnership will make available to the Underwriters in Dallas, Texas, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.
     (c) If, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement or a Registration Statement under Rule 462(b) under the Act to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment thereto or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner under such Rule).
     (d) The Partnership will advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement , any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing (unless the Partnership is advised by counsel that it is required by law to make such filing).
     (e) Subject to Section 4(d) hereof, the Partnership will file promptly all reports and any definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units.
     (f) If necessary or appropriate, the Partnership will file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act.
     (g) The Partnership will advise the Underwriters promptly of the happening of any event known to the Partnership within the time during which a prospectus relating to the Units is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.
     (h) The Partnership will make generally available to its unitholders, and to deliver to you, an earnings statement of the Partnership (that will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such 12-month period but not later than 18 months after the effective date of the Registration Statement.
     (i) Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), the Partnership will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders’ equity and cash flow of the Partnership for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

     (j) The Partnership will furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.
     (k) Unless otherwise available through EDGAR, the Partnership will furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications that the Partnership shall send to its unitholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (iii) such other information as you may reasonably request regarding the Partnership Entities.
     (l) Unless otherwise available through EDGAR, the Partnership Entities will furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership Entities that have been read by the Partnership’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof.
     (m) The Partnership will apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.
     (n) The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, including the reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Regency Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) reasonably incurred costs and expenses in connection with the offer and sale of the Additional Units, including all reasonably incurred costs and expenses of UBS-FinSvc and the Underwriters, including the reasonably incurred fees and disbursements of counsel for the Underwriters, (x) the performance of the Regency Parties’ other obligations hereunder, (xi) qualifying the Units for inclusion in the book-entry settlement system of the DTC, and (xii) the preparation and filing of the Exchange Act Registration Statement. The Partnership agrees to pay to UBS and Lehman Brothers Inc. a structuring fee in an amount equal to 0.50% of the gross offering amount of the sale of the Units.
     (o) The Regency Parties agree not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units, make any demand for registration of, exercise any right to register, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or publicly disclose the intention to do any of the following for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS and Lehman, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of Units or employee unit options pursuant to any benefit plans described in the Registration Statement and the Prospectus, (iv) transfers of beneficial ownership of Common Units and Subordinated Units as contemplated by the Prospectus, and (v) the filing of a registration statement on Form S-8.

     Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to any Regency Party occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless UBS and Lehman, on behalf of the Underwriters, waives such extension in writing. The extension of the Lock-Up Period pursuant to this paragraph shall not apply if, within the three business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with the notice provisions hereof) to UBS and Lehman a certificate, signed by the Chief Financial Officer or Chief Executive Officer of GP LLC, certifying on behalf of the Partnership that the Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.
     (p) So long as the Units are quoted on Nasdaq, if Nasdaq requires that listed companies maintain a transfer agent, the Partnership will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Partnership, a registrar for the Units.
     (q) The Partnership will ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation for such period and to such extent as may be required by the NASD and its rules; and will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.
     (r) Prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to any Partnership Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any Partnership Entity, or the offering of the Units, without your prior consent, except for press releases issued pursuant to Rules 134 and 135 of the Securities Act.
     (s) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
     (t) The Partnership will not, and will not cause any Partnership Entity to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

     5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to (a) the fifth paragraph of Section 8 hereof, (b) clause (i), (iii), (iv) or (v) of clause (y) of the second paragraph of Section 7 hereof, or (c) the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Common Units.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Regency Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Regency Parties of their obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins, L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit B hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of William E. Joor, Chief Legal Officer of GP LLC, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit C hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (c) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of (i) Morris, Laing, Evans, Brock & Kennedy, Chartered opining as to the laws of the State of Kansas, (ii) Lemle & Kelleher, L.L.P. opining as to the laws of the State of Louisiana and (iii) Dubberstein Heinen & Morris PC opining as to the laws of the State of Oklahoma, each as counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit D hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (d) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and

(ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (e) With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (f) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to UBS and Lehman, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.
     (g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in a form reasonably satisfactory to UBS and Lehman.
     (h) No Prospectus or amendment or supplement to the Registration Statement, a Preliminary Prospectus or the Prospectus shall have been filed to which you object in writing.
     (i) The Registration Statement shall become effective not later than 5:30 P.M. Dallas, Texas time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., Dallas, Texas time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Units shall have been filed and become effective no later than 10:00 p.m., Dallas, Texas time, on the date of this Agreement.

     (j) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses, the Prospectus and no amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole shall occur or become known.
     (l) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer and Chief Financial Officer of GP LLC in the form attached as Exhibit E hereto.
     (m) You shall have received signed Lock-up Agreements referred to in Section 3(bb) hereof.
     (n) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (o) The Units shall have been approved for quotation on Nasdaq, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Lehman or any group of Underwriters (which may include UBS and Lehman) that has agreed to purchase in the aggregate at least 50% of the Firm Units, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole that would, in UBS and Lehman’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or Nasdaq; (ii) a suspension or material limitation in trading in the Partnership’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS and Lehman’s judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospect, the Prospectus and any Permitted Free Writing Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Regency Party by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If UBS, Lehman or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-

defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.
          If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter, whether defaulting or non-defaulting, and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) The Regency Parties, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.
     If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Regency Parties pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Partnership in writing of the institution of such Proceeding and the Regency Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership shall not relieve the Regency Parties from any liability that the Regency

Parties may have to any Underwriter or any such person or otherwise, unless the Regency Parties are materially prejudiced in their defense by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership in connection with the defense of such Proceeding or the Regency Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Regency Parties (in which case the Regency Parties may employ counsel and participate in the defense thereof, but they shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be at the expense of such Regency Parties, it being understood, however, that the Regency Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Regency Parties shall not be liable for any settlement of any Proceeding effected without their written consent but if settled with the written consent of the Regency Parties, the Regency Parties agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     The Regency Parties agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership for distribution to the Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Unit Program, provided that the Regency Parties shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Unit Program. The second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Regency Parties pursuant to the foregoing sentence; except that the Regency Parties shall be liable for the expenses of no more than one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Regency Parties, their directors and officers, and any person who controls the Regency Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, the Regency Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Regency Parties expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.
     If any Proceeding is brought against the Regency Parties or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Regency Parties or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Regency Parties or any such person or otherwise, unless such Underwriter is materially prejudiced in its defense by reason of such delay. The Regency Parties or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Regency Parties or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter may employ counsel and participate in the defense thereof but such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties and the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if such Proceeding is settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Regency Parties and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Regency Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Regency Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Regency Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Regency Parties and the total underwriting discounts and commissions received by the Underwriters, each bears to the aggregate public offering price of the Units. The relative fault of the Regency Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Regency Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (d) The Regency Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Regency Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or

on behalf of the Regency Parties, their directors or officers or any person who controls the Regency Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Regency Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Regency Parties, against any of the Regency Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the first and penultimate paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile transmission and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-497-4815), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421) and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Regency Parties at the offices of the Partnership at 1700 Pacific, Suite 2900, Dallas, Texas 75201, Attention: Chief Executive Officer (fax: 214-750-1749).
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Regency Parties consents to the jurisdiction of such courts and personal service with respect thereto. The Regency Parties and the Underwriters hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Regency Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Regency Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Regency Parties and may be enforced in any other courts to the jurisdiction of which the Regency Parties are or may be subject, by suit upon such judgment.
     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Regency Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Regency Parties and their successors and assigns and any successor or assign of any substantial portion of the Regency Parties (taken as a whole) and any of the Underwriters’ respective businesses and/or assets.
     17. Absence of Fiduciary Relationship. The Regency Parties hereby acknowledge that each of the Underwriters is acting solely as underwriter in connection with the purchase and sale of the Partnership’s securities. The Regency Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Regency Parties, their management, owners, creditors, or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Regency Parties, in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and the Regency Parties hereby confirm their understanding and agreement to that effect. The Regency Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Regency Parties regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to any Regency Party. The Regency Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Regency Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Regency Parties in connection with the transactions contemplated by this Agreement or any matters relating to such transaction.
     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     If the foregoing correctly sets forth the understanding between the Regency Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Regency Parties and the Underwriters, severally.

Very truly yours,

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its
general partner

By: Regency GP LLC, its
general partner

By:	/s/ James W. Hunt

Name: James W. Hunt Title: President and Chief Executive Officer

REGENCY GP LP

By: Regency GP LLC, its
general partner

By:	/s/ James W. Hunt

Name: James W. Hunt Title: President and Chief Executive Officer

REGENCY GP LLC

By:	/s/ James W. Hunt

Name: James W. Hunt
Title: President and Chief Executive Officer

REGENCY GAS SERVICES LP

By: Regency OLP GP LLC, its
general partner

By:	/s/ James W. Hunt

Name: James W. Hunt Title: President and Chief Executive Officer

REGENCY ACQUISITION LP

By: Regency Holdings LLC, its
general partner

By:	/s/ Jason H. Downie

Name: Jason H. Downie
Title: Vice President

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A
UBS SECURITIES LLC
By: UBS SECURITIES LLC

By:	/s/ Michael Jamieson

Name:	Michael Jamieson
Title:	Managing Director

By:	/s/ Amit Jhunjhunwala

Name:	Amit Jhunjhunwala
Title:	Associate Director

LEHMAN BROTHERS INC.

By:	/s/ Robert Pierce

Name:	Robert Pierce
Title:	Managing Director

SCHEDULE A
The Underwriters

Number of
Underwriter	Common Units
UBS Securities LLC	3,781,250
Lehman Brothers Inc.	3,781,250
Citigroup Global Markets Inc.	1,925,000
Wachovia Capital Markets, LLC	1,925,000
A.G. Edwards & Sons, Inc.	1,512,500
Keybanc Capital Markets, a Division of McDonald Investments Inc.	825,000

Total	13,750,000

SCHEDULE B
Permitted Free Writing Prospectuses
1.	Electronic Road Show on Retailroadshow.com

Exhibit A
Form of Lock-up Agreement
                     ___, 2006
UBS Securities LLC and Lehman Brothers Inc.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
and
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), the underwriters set forth on Schedule A thereto (the “Underwriters”) and the other parties named therein, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Lehman Brothers Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Lehman Brothers Inc., make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if, within the three business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with the notice provisions of the Underwriting Agreement) to UBS Securities LLC and Lehman Brothers Inc. a certificate, signed by the Chief Financial Officer or Chief Executive Officer of GP LLC (as defined in the Underwriting Agreement), certifying on behalf of the Partnership that the Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.
*   *   *

     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement is terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall terminate and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit B
Form of Opinion of Vinson & Elkins, L.L.P.
1.	Each of the Regency Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

2.	The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security, interests, equities, charges or claims except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

3.	The Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “The Partnership Agreement—Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them,” and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and the Sponsor Units owned by Acquisition, and the Incentive Distribution Rights owned by the General Partner, are owned free and clear of all liens, encumbrances (except with respect to the restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Prospectus), security interests, equities, charges or claims.

4.	The Units to be sold by the Partnership, and the limited partner interests represented thereby, have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “The Partnership Agreement—Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them”); and other than the Sponsor

Units, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase.

5.	The Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in each of the Operating Subsidiaries free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Amended Credit Agreement. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). In the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiary.

6.	GP LLC owns 100% of the outstanding general partner interests in the General Partner and Acquisition owns 100% of the outstanding limited partner interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the General Partner LP Agreement and are fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and GP LLC and Acquisition own such respective partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the Amended Credit Agreement.

7.	Acquisition owns 100% of the outstanding limited liability company interests in GP LLC; all of such interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Acquisition owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the Amended Credit Agreement.

8.	The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the Common Units have become registered under Section 12 of the Exchange Act.

9.	Assuming the due authorization, execution and delivery by each party thereto (other than the Regency Parties), each of the Operative Agreements constitutes a valid and binding obligation of the Regency Parties party thereto, enforceable against each such Regency

Party in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

10.	The execution, delivery and performance of the Underwriting Agreement by the Regency Parties, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Partnership Entities, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

11.	The Units have been approved for quotation on Nasdaq, subject only to official notice of issuance.

12.	Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement or the Operative Agreements by the Regency Parties or (ii) issuance and sale of the Units or the consummation by the Regency Parties of the Transactions other than registration of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of the NASD.

13.	The Units, the Sponsor Units and Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.

14.	The statements in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses under the captions “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Second Amended and Restated Credit Agreement,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Investment in Regency Energy Partners LP by Employee Benefit Plans,” insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

15.	The opinion of Vinson & Elkins, L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

16.	Each of the Operative Agreements to which Acquisition is a party has been duly authorized and validly executed and delivered by or on behalf of Acquisition.

17.	The Underwriting Agreement has been duly authorized, executed and delivered by Acquisition.

18.	The Registration Statement, the Preliminary Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses and any further amendments or supplements thereto made by the Partnership prior to the date hereof (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which we need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

19.	To the best of our knowledge, there are no contracts or other documents which are required to be described in the Preliminary Prospectuses and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder that have not been described in the Preliminary Prospectuses and the Prospectus or filed as exhibits to the Registration Statement.

20.	None of the Partnership Entities are, after giving effect to the Transactions and the application of the net proceeds therefrom as described in under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, will not be (i) an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

21.	We have participated in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs 13 and 14 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of its date, the date of the Underwriting Agreement or the date hereof, in each case together with the Permitted Free Writing Prospectuses attached hereto as Annex A and with the information relating to the public offering price of the Units as set forth on the cover page of the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph 21 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

22.	The offer, sale and issuance of the Sponsor Units to Acquisition and of the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and the Contribution Agreement are exempt from the registration requirements of the Securities Act.

Exhibit C
Opinions Requested of William E. Joor, Chief Legal Officer of GP LLC
1.	I am an active member in good standing of the Bar of the State of Texas.

2.	Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

3.	Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities, other than as provided in the Partnership Agreement, or the right of any person to act as an underwriter or as a financial advisor to any of the Partnership Entities or receive any fee for advisory services in connection with the offer and sale of the Units.

4.	Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to my knowledge after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that is not required to be described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby (including the Transactions).

5.	Each of the Operative Agreements to which any Partnership Entity is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Entities party thereto.

6.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Entities party thereto.

7.	The execution, delivery and performance of the Underwriting Agreement by the Regency Parties, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any (A) indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect or any of their respective properties may be bound or affected, or (B) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

8.	Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

9.	I have participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the General Partner, Partnership and the other Partnership Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses, on the basis of the foregoing nothing has come to my attention that causes me to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of its date, the date of the Underwriting Agreement or the date hereof, in each case together with any combination of one or more of the Permitted Free Writing Prospectuses attached hereto as Annex A and with the information relating to the public offering price of the Units as set forth on the cover page of the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion in this paragraph 9 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

Exhibit D
Kansas/Louisiana/Oklahoma Local Counsel Opinion
No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the applicable state having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership or the consummation of the transactions contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus except (i) as may be required under state securities or “Blue Sky” laws as to which the undersigned does not express any opinion, (ii) for such permits, consents, approvals and similar authorizations which have been obtained, (iii) for those that are (A) of a routine or administrative nature, (B) not customarily obtained or made prior to the consummation of transactions such as those contemplated under the Underwriting Agreement and (C) expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to consummation of such transactions contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus or (iv) as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.